Exhibit 99.1

Corautus Genetics Reports Third Quarter Financial Results

Conference call to begin at 10:00 a.m. Eastern Time today

          ATLANTA, Nov. 14 /PRNewswire-FirstCall/ -- Corautus Genetics Inc. (Nasdaq: VEGF), a development stage company in the life sciences industry, today reported financial results for the three and nine months ended September 30, 2006.

          Financial Highlights

          Corautus had cash, cash equivalents and short-term investments of $19,674,000 as of September 30, 2006.

          Revenues were $21,000 for the three months ended September 30, 2006 and 2005 and $62,500 for the nine months ended September 30, 2006 and 2005, reflecting the amortization of a payment received from the sublicense of certain patents to Boston Scientific Corporation concurrent with their July 2003 investment in Corautus.

          Research and development expenses for the three months ended September 30, 2006 and 2005 were $1,828,000 and $3,684,000, respectively, and for the nine months ended September 30, 2006 and 2005 were $7,960,000 and $11,485,000, respectively.  The decreases primarily related to decreases in costs incurred for the GENASIS clinical trial and costs incurred under the manufacturing agreement for VEGF-2 material partially offset by non-cash stock-based compensation costs due to the implementation of FAS 123R.  Manufacturing costs decreased due to the completion of scheduled production activities.

          General and administrative expenses for the three months ended September 30, 2006 and 2005 were $1,350,000 and $932,000, respectively, and for the nine months ended September 30, 2006 and 2005 were $4,376,000 and $2,879,000, respectively.  The third quarter increase was primarily due to non-cash stock- based compensation costs due to the implementation of FAS 123R. The nine month increase was primarily due to costs associated with our planned common stock offering in March 2006 which was terminated due to the suspension of enrollment in our GENASIS clinical trial, in addition to non-cash stock-based compensation costs.

          Interest income for the three months ended September 30, 2006 and 2005 was $242,000 and $277,000, respectively, and for the nine months ended September 30, 2006 and 2005 was $772,000 and $551,000, respectively.  The fluctuations in interest income are due to changes in the average balances of the investments and to changes in yields on cash equivalents and short-term investments during the respective periods.

          Interest expense for the three months ended September 30, 2006 and 2005 was $3,000 and $243,000, respectively, and for the nine months ended September 30, 2006 and 2005 was $496,000 and $583,000, respectively.  The decrease in interest expense was due primarily to Boston Scientific Corporation’s exchange of all of its notes payable with an aggregate principal amount of $15,000,000, together with accrued interest of approximately $1,600,000, on June 30, 2006 for 2,475,659 shares of Corautus’ Series E preferred stock.

          The Company reported a net loss available to common stockholders for the third quarter of 2006 of $3,167,000, or $0.16 per share, compared with a net loss of $4,562,000, or $0.25 per share, for the third quarter of 2005.  The net loss available to common stockholders for the nine months ended September 30, 2006 was $12,247,000, or $0.62 per share, compared with a net loss of $14,318,000, or $0.89 per share, for the comparable period of 2005.

          Management Discussion

          Richard E. Otto, President and Chief Executive Officer of Corautus, said, “As we previously announced on November 3, 2006, our Board of Directors determined that it was in the best interests of the company and its shareholders at this time to not conduct further clinical trials for VEGF-2 for the treatment of cardiovascular and peripheral vascular disease. We are working to immediately reduce cash spending and to continue identifying other life sciences technologies that we could acquire or in-license, or other life sciences opportunities.”

          “We are now devoting most of our time and resources to identifying, evaluating and negotiating potential strategic alternatives.  These efforts are aimed at broadening our development pipeline and delivering value for our shareholders,” concluded Mr. Otto.

          Conference Call

          Corautus will hold a conference call to discuss third quarter results and the progress of its development program today beginning at 10:00 a.m. Eastern Time. Domestic callers may participate in the live conference call by dialing 1 866 356 3095, and international callers may participate by dialing 1 (617) 597 5391. The participant passcode for access to the conference is “Corautus”. To access the live webcast, please log onto the company’s website at www.corautus.com and go to the Investor Relations section.

          Telephone and webcast replays of the call will be available approximately two hours after the completion of the call. Domestic callers can access the replay by dialing 1 888 286 8010, and international callers should dial 1 (617) 801 6888; the PIN access number is 20060446.

          About Corautus Genetics

          Corautus Genetics is a development stage company dedicated to the development of innovative therapy products in the life sciences industry.  For more information, please visit www.corautus.com.

          Forward-Looking Statements

          This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address operating performance, events or developments that we expect or anticipate will occur in the future, such as the likelihood of identifying and securing life sciences opportunities upon which to focus our resources and the adequacy of our cash position to transition to new opportunities if found, future results of operations or our financial condition, adequacy of funding, benefits from the alliance with Boston Scientific, research, development and commercialization of any product candidates, anticipated trends in our business,  approval of our product candidates, meeting additional capital requirements, and other risks that could cause actual results to differ materially. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ 2005 Annual Report on Form 10-K which was filed on March 20, 2006 amended by Corautus’ Form 10-Q for the period ended March 31, 2006 which was filed on May 15, 2006. All forward-looking statements included in this document are based on information available to Corautus on the date hereof, and Corautus assumes no obligation to update any such forward-looking statements.

CONTACTS:
Corautus Genetics Inc.
Jack W. Callicutt
(404) 526-6210
jcallicutt@corautus.com

Corautus Genetics Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$2,049,004	$1,636,601
Short-term investments	17,625,000	29,325,275
Prepaid and other current assets	218,144	443,234
Total current assets	19,892,148	31,405,110
Property and equipment, net	154,252	83,915
Other assets	—	22,388
Total Assets	$20,046,400	$31,511,413
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	683,721	538,193
Accrued employees benefits	371,603	410,842
Accrued clinical liabilities	1,882,385	3,003,666
Other accrued liabilities	69,500	77,809
Deferred revenue, current portion	83,333	83,333
Total current liabilities	3,090,542	4,113,843
Notes and interest payable	—	16,118,464
Deferred revenue, net of current portion	652,778	715,278
Other	81,611	1,596
Total liabilities	3,824,931	20,949,181
Total stockholders’ equity	16,221,469	10,562,232
Total Liabilities and Stockholders’ Equity	$20,046,400	$31,511,413

Corautus Genetics Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Revenues	$20,833	$20,833	$62,500	$62,500
Operating Expenses:
Research and development	1,827,816	3,683,869	7,960,340	11,484,998
General and administrative	1,350,238	932,246	4,376,311	2,879,394
Total costs and expenses	3,178,054	4,616,115	12,336,651	14,364,392
Loss from operations	(3,157,221)	(4,595,282)	(12,274,151)	(14,301,892)
Other income, net	—	(95)	—	15,598
Interest income	242,281	276,542	772,427	551,274
Interest expense	(3,372)	(243,308)	(495,676)	(583,339)
Net loss	(2,918,312)	(4,562,143)	(11,997,400)	(14,318,359)
Series E preferred stock dividend	(249,175)	—	(249,175)	—
Net loss available to common stockholders	$(3,167,487)	$(4,562,143)	$(12,246,575)	$(14,318,359)
Basic and diluted loss per share	$(0.16)	$(0.25)	$(0.62)	$(0.89)
Number of weighted-average shares used in the computation of basic and diluted loss per share	19,728,854	18,484,797	19,719,612	16,056,730

SOURCE  Corautus Genetics Inc.
          -0-                                                  11/14/2006
          /CONTACT:  Jack W. Callicutt of Corautus Genetics Inc., +1-404-526-6210, or jcallicutt@corautus.com /
          /Web site:  http://www.corautus.com /
          (VEGF)